UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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GRYPHON GOLD CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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GRYPHON GOLD CORPORATION

810 - 1130 WEST PENDER STREET

VANCOUVER ▪ BRITISH COLUMBIA ▪ CANADA ▪ V6E 4A4

Notice of Annual Meeting of Stockholders

To all Stockholders of Gryphon Gold Corporation:

You are invited to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Gryphon Gold Corporation (the “Company”).  The Annual Meeting will be held at The Vancouver Club, 915 West Hastings Street, Vancouver BC, beginning September 4, 2008, at 2:00pm.  The purposes of the meeting are:

The election of the Nominees to the Company’s Board of Directors to serve until the Company’s 2009 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are Nominees for election as Directors:  Donald W. Gentry, Gerald W. Baughman, John L. Key and Rohan Hazelton;

To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2008; and

Any other business that may properly come before the meeting.

The Board of Directors has fixed July 7, 2008, as the record date for the Annual Meeting.  Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders as of July 7, 2008, will be available at the Annual Meeting for inspection by any stockholder.

Stockholders will need to register at the meeting to attend the meeting.  If your shares are not registered in your name, you will need to bring proof of your ownership of those shares to the meeting in order to register.  You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Gryphon Gold Stock as of July 7, 2008.  Please bring that documentation to the meeting to register.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

By Order of the Board of Directors,

Michael K Longinotti, Secretary

Vancouver, BC, Canada

July 17, 2008

GRYPHON GOLD CORPORATION

810 1130 WEST PENDER STREET

VANCOUVER ▪ BRITISH COLUMBIA ▪ CANADA ▪ V6E 4A4

Proxy Statement

for

Annual Meeting of Shareholders

To Be Held September 4, 2008

_________________

Unless the context requires otherwise, references in this statement to “Gryphon Gold,” the “Company,” “we,” “us,” or “our” refer to Gryphon Gold Corporation.

The Annual Meeting of Stockholders of Gryphon Gold will be held on Thursday, September 4, 2008 at The Vancouver Club, 915 West Hastings Street, Vancouver BC, beginning at 2:00pm.  We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for this Annual Meeting.  The Company anticipates that this Proxy Statement and the form of proxy will first be made available via the internet to holders of the Company’s Stock on or about July 24, 2008.

You are invited to attend the meeting at the above stated time and location.  If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee- you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.  A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all Directors and FOR the ratification of the Company’s independent registered public accounting firm.

Our corporate bylaws define a quorum as one-third of the voting power of the issued and outstanding voting stock present in person or by proxy.  The Company’s Articles of Incorporation do not allow cumulative voting for Directors.  The nominees who receive the most votes will be elected.  A simple majority of the shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business July 7, 2008, and are entitled to vote at the Annual Meeting.  This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Lisanna Lewis, Corporate Controller and Treasurer to Gryphon Gold, your representative at the meeting.  As your representative, she will vote your shares at the meeting (or any adjournments or postponements) as you have instructed them on the proxy card.  With proxy voting, your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting, just in case your plans change.

If an issue comes up for vote at the meeting (or any adjournments or postponements) that  is not described in this Proxy Statement, your representative will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board of Directors has fixed July 7, 2008, as the record date for the Annual Meeting.  Only holders of Gryphon Gold voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of July 17, 2008, the Company had 61,977,065 shares of Common Stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

•	The election of four (4) directors for terms expiring in 2009;

•	The ratification of the appointment of the Company’s independent registered public accounting firm; and

•	Any other business that may properly come before the meeting.

Each share of Common Stock is entitled to one vote.  No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the nominees to the Board and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

How do I vote?

You have several voting options. You may vote by:

•	Signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope;

•	Signing and faxing your proxy card to our transfer agent for proxy voting at the number provided on the proxy card;

•	Voting over the Internet by following the procedures provided on the proxy card; or

•	Attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to anyone who wants to vote at the meeting.  If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it likely means that you have multiple accounts with the transfer agent and/or with stockbrokers.  Please vote all of the shares.

What if I share an address with another shareholder and we received only one copy of the proxy materials?

If certain requirements are met under relevant U.S. securities law, including in some circumstances the shareholder’s prior written consent, we are permitted to deliver one annual report and one proxy statement to a group of shareholders who share the same address.  If you share an address with another shareholder and have received only one copy of the proxy materials, but desire another copy, please send written request to our offices at the address below or call us at (604) 261-2229 to request another copy of the proxy materials.  Please note that each shareholder should receive a separate proxy card to vote the shares they own.

Send requests to:

Gryphon Gold Corporation

810-1130 West Pender Street

Vancouver, BC V6E 4A4

Attention: Lisanna Lewis, Treasurer

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting.  You may do this by:

•

Signing another proxy with a later date and mailing it to the Company’s Inspector of Elections, at the Company’s principal executive offices, so long as it is received prior to 12:00 p.m., PST, on September 3, 2008;

•	Voting in person at the Annual Meeting; or

•	Giving written notice to the Company’s Treasurer, Lisanna Lewis, at the address given above, prior to 12:00 p.m., PST on September 3, 2007.

How many votes do you need to hold the meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that one-third of outstanding voting shares of the Company as of the record date must be present at the meeting.  Based on 61,977,065 shares of Common Stock issued and outstanding as of July 17, 2008, 20,452,431 shares of Common Stock must be present, in person or by proxy, for a quorum to be present at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if you:

•	Submit a properly executed proxy card (even if you do not provide voting instructions); or

•	Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum.  If a quorum is present, abstentions will not be included in vote totals.  Since the Company’s bylaws provide that approval of a proposal at a meeting of the shareholders is by the affirmative vote of a majority of the voting shares present, in person or by proxy, at a meeting of the shareholders, abstentions will have the same effect as a vote against any proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the 2008 Annual Meeting will be elected by a plurality of the votes cast at the meeting.  A properly executed proxy card marked “Withheld” with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal.  A properly executed proxy card marked “Abstain” with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares.

If your shares are registered in your name, and you do not sign and return your proxy card, your shares will not be voted at the meeting.

How are votes counted?

Your shares will be voted as you indicate.  If you just sign your proxy card with no further instructions, your shares will be voted:

•	FOR each director nominee for terms expiring in 2009; and

•	FOR the ratification of the appointment of the independent registered public accountant.

Voting results will be tabulated and certified by the Inspector of Elections.

Where can I find the voting results of the meeting?

The Company will publish the final results in the Company’s Quarterly Report on Form 10-QSB for the second quarter of 2009, which will be filed with the Securities and Exchange Commission (SEC).  Within four (4) business days of the Annual Meeting, the Company will file a current report on Form 8-K if the shareholders elect new directors.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances.  These individuals will receive no additional compensation for their services other than their regular salaries.  Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement.  The Company will pay a reasonable fee in relation to these services.  Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2009 annual meeting of Stockholders?

In order to be considered for inclusion in next year’s (2009) proxy statement, stockholder proposals must be submitted in writing to the Company’s Treasurer, Lisanna Lewis, at Gryphon Gold Corporation, 810-1130 West Pender Street, Vancouver, BC, V6E 4A4, and received no later than April 9, 2009.  Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after June 23, 2009 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934.

How can I obtain a copy of the 2008 Annual Report on Form 10-KSB?

The Company’s 2008 Annual Report on Form 10-KSB, including financial statements is available through the SEC’s website at http://www.sec.gov.

At the written request of any stockholder who owns Common Stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2008 Annual Report on Form 10-KSB as filed with the SEC, including the financial statements and financial statement schedules but not including exhibits.  If requested, the Company will provide copies of the exhibits for a reasonable fee.  Requests for additional paper copies of the 2008 Annual Report on Form 10-KSB should be mailed to:

Gryphon Gold Corporation

810-1130 West Pender Street

Vancouver, BC

V6E 4A4

Attention: Lisanna Lewis, Treasurer

What materials accompany this proxy statement?

The following materials accompany this proxy statement:

1.      Form Proxy Card; and

2.      The Company's Annual Report to Shareholders for the year ended March 31, 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board of Directors to have at least one (1) and no more than nine (9) Directors.  The current Board is composed of four (4) Directors.

Is the Board divided into classes?  How long is the term?

No, the Board is not divided into classes.  All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board of Directors has nominated the following four (4) current Board Members for election at the 2008 Annual Meeting, to hold office until the 2009 Annual Meeting:

•    Donald W. Gentry;

•    Gerald W. Baughman;

•    John L. Key; and

•    Rohan Hazelton.

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR each of the nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table sets forth certain information with respect to our current Directors and executive officers and persons nominated for election to the board.  The term for each Director expires at our next annual meeting or until his or her successor is appointed and qualified.  The ages of the Directors and officers are shown as of July 17, 2008.

Name and Municipality of Residence	Current Office with Gryphon Gold	Principal Occupation Last Five Years	Director Since

Anthony (Tony) D. J. Ker West Vancouver, British Columbia	Director, Chief Executive Officer and President	Appointed Chief Executive Officer September 2006, Executive Vice President, Gryphon Gold Corporation, 2003 to present, General Manager, Transcontinental Printing Inc., 1996 to 2004.	May 7, 2004

Richard W. Hughes North Vancouver, British Columbia	Director	President of Klondike Gold Corp. 1985 to present.	June 14, 2003

Rohan Hazelton North Vancouver, British Columbia	Director

Vice President Finance 2006 to present, formerly corporate Controller 2004 to 2006 and Mgr. Treasury and Finance, 2002 to 2004, Goldcorp Inc. (and Predecessor Wheaton River Minerals Ltd.), Auditor, Deloitte & Touche LLP, 1999 to 2002.

July 6, 2005

Donald W. Gentry Bella Vista, Arkansas	Director	President, Chief Executive Officer, Chairman and Director of PolyMet Mining Corporation, 1998 to 2003	July 18, 2005

Michael K. Longinotti North Vancouver, British Columbia	Chief Financial Officer	Chief Financial Officer, appointed May 15, 2006, Chief Financial officer Digital Payment Technologies February 2005 to May 2006, CFO Knight Signs Sept 2004 to February 2005, CFO Silent Witness, Nov. 2000 to June 2003. 1992 to 2000 Comptroller and then Treasurer of Cominco Ltd.	—

John L. Key Reno, Nevada	Chief Operating Officer	Chief Operating Officer, appointed February 5, 2008, President and Owner, Blue-Frog West Inc 2004 – Present, General Manager, (Red Dog Operations), Teck Cominco Alaska 1996-2001, General Manager, (Polaris Operations) Cominco Ltd 1993-1996, General Manager, (Magmont Operations) Cominco American Incorporated 1983-1993.	—

Gerald W. Baughman Reno, Nevada	VP, Corporate Development	Vice President Corporate Development, appointed August 21, 2007, Owner of Nevada Eagle Resources, 1994-2007, Exploration Manager Southwestern Gold 1991-1994, 1990, Consulting Geologist for Cambior (U.S.A) Inc.	—

The following is a description of the business background of the directors and executive officers of the Corporation.

Anthony Ker, 52, Director, has served as our Chief Executive Officer since September 2006 prior to which he was Executive Vice President, Secretary and Treasurer since August 2003. From 1999 to February 2003, Mr. Ker served as Director, Treasurer, Secretary and Chief Financial Officer for National Gold Corporation, a TSX Venture Exchange listed company that merged into Alamos Gold, Inc. (TSX) during the spring of 2003. From 1996 and concurrent with the positions at National Gold Corporation, he was General Manager for Transcontinental Printing, Inc., British Columbia Division, a Toronto Stock Exchange listed company, and the second largest printer in Canada. Prior to the Transcontinental Printing, Inc. position, Mr. Ker managed a large coastal sawmill for International Forest Products Limited and Weldwood of Canada Limited in British Columbia. Mr. Ker holds a Bachelor of Science in Forestry from University of British Columbia.

Richard W. Hughes, 76, Director, is President of Hastings Management Corp., a private management company providing administrative and professional services to public companies engaged in mineral exploration.  He is also President of five companies listed on the Toronto Venture Stock Exchange (TSX): Klondike Gold Corp., Klondike Silever Corp., Abitibi Mining Corp., Sedex Mining Corp., Amador Gold Corp., Chairman of Golden Chalice Resources Inc. and is a director of Alamos Gold Corp. and 10 other TSX listed companies.  Mr. Hughes has brought four mines into production and had a prominent role in the discovery of the Golden Giant (Hemlo Mine) in Ontario Canada and was responsible for the discovery of the Belmoral Mine and the Sleeping Giant Mine, both in Quebec, Canada.

Rohan Hazelton, 34, Director, joined our board in July 2005 and was appointed Chairman of the Audit Committee. Mr. Hazelton is currently Vice President, Finance, and formerly was Corporate Controller for Goldcorp Inc. Prior to Goldcorp’s merger with Wheaton River Minerals Ltd; he was a key member of Wheaton’s management team since 2002 during Wheaton’s rapid growth and significant increase in shareholder value. Mr. Hazelton is a Chartered Accountant and previously worked for Deloitte & Touche LLP and Arthur Andersen LLP. Prior to that, Mr. Hazelton was a commercial loans officer for Dialog Bank Moscow, Russia. Mr. Hazelton holds a B.A. in Math and Economics from Harvard University.

Donald W. Gentry, 65, Director, joined our board in July 2005 after retiring from PolyMet Mining Corporation as its President, Chief Executive Officer, Chairman and Director from 1998 to 2003. He is a retired Professor Emeritus of the Colorado School of Mines, having served that institution from 1972 to 1998 as Professor, Department Head and Dean of Engineering. Dr. Gentry also currently serves on the Board of Constellation Copper Corporation. He has an international reputation as a consulting mining engineer, professional educator and mining executive. His primary interests center on the financial aspects of project evaluation, investment decision analysis, project financing, and corporate investment strategies. He previously served as a Director of Santa Fe Pacific Gold Corporation, Newmont Mining Corporation, and Newmont Gold Company and currently is a Director of Golden Gryphon Explorations (a company which is unrelated to Gryphon Gold Corporation). He was elected President of the Society for Mining, Metallurgy and Exploration, Inc. in 1993 and the American Institute of Mining, Metallurgical and Petroleum Engineers in 1996 and to the National Academy of Engineering in 1996. He holds B.S., M.S. and PhD. degrees in mining engineering from the University of Illinois, Mackay School of Mines, and U niversity of Arizona, respectively.

Michael K. Longinotti, 51, was appointed as our Chief Financial Officer effective May 15, 2006.  From 2003 to 2006 Mr. Longinotti has worked with several entrepreneurial companies as CFO including Digital Payment Technologies, Knight Signs and Rx Networks.  From 2000 to 2004 he was CFO of Silent Witness, a NASDAQ and TSX listed provider of security equipment and network provider.  From 1989 to 2000 he was in various positions, including Comptroller and Treasurer at Cominco Ltd. a multinational mining and smelting corporation with Cdn$ 3 billion in assets.   Mr. Longinotti holds a B.S. in Geology and a B.S. in Environmental Science from Washington State University and a B.A. in Business Administration from the University of Washington and is a member of the Washington State Society of Certified Public Accountants.

John L. Key, 57, was appointed as our Chief Operating Officer effective February 5, 2008.  Mr. Key is a graduate of the University of Missouri-Rolla with a M.S. in Mining Engineer.  He possesses 32 years of extensive mining experience.  From 1973 to 2004 Mr. Key was directly responsible for running in succession, the Magmont, Polaris, and Red Dog mines for the Teck Cominco organization.  Mr Key oversaw over $300 million is capital expansions at Red Dog.

Gerald W. Baughman, 47, was appointed as our Vice President of Corporate Development effective August 21, 2007.  Mr. Baughman received his B.S. degree in Geology from the University of Nevada, Las Vegas and is a Certified Professional Geologist through the American Institute of Professional Geologists (AIPG).  Since the fall of 1994 Mr. Baughman began acquiring exploration stage gold properties in Nevada and the surrounding states, under his company Nevada Eagle Resources LLC.  Nevada Eagle has leased many of these properties to a number of the major mining companies and a host of juniors.  From 1991 to 1994 he worked for Southwestern Gold as Exploration Manager, and oversaw all precious metal exploration and development projects in Nevada.  Mr. Baughman also worked on projects in Peru for Southwestern Gold.  During 1990 Mr. Baughman worked as a consulting geologist for Cambior (U.S.A) Inc.

Family Relationships

None of our Directors, executive officers, or key employees are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.  To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including Directors, pursuant to which the officer was selected to serve as an officer.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS STRUCTURE

General Structure

The Company’s current bylaws require the Board of Directors to have at least one (1) and no more than nine (9) Directors.  The current Board is composed of four (4) Directors.

Director Independence

We had five (5) directors at March 31, 2008, including three independent directors, as follows:

•    Albert J. Matter;  (retired April 8, 2008)

•    Richard W. Hughes (independent);

•    Rohan Hazelton (independent);

•    Donald W. Gentry (independent); and

•    Anthony (Tony) D.J. Ker.

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 803A of the American Stock Exchange Company Guide.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE

OF ANNUAL MEETING

During the fiscal year ended March 31, 2008, the Board held 8 meetings of the Board.  None of the incumbent Directors attended fewer than 75% of the Board meetings.

Board members are not required to attend the annual meeting.  Last year 6 members of the Board attended the annual meeting.

COMMUNICATIONS TO THE BOARD

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Michael K Longinotti, Gryphon Gold Corporation, 810-1130 West Pender Street, Vancouver, BC V6E 4A4.  The Company’s Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

BOARD COMMITTEES

Our Board of Directors has established four board committees: an Audit Committee, a Compensation Committee, a Corporate Governance/Nominating Committee, and a Project Development, Environmental & Sustainability Committee.

The information below sets out the current members of each of Gryphon Gold’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee has been structured to comply with Canadian Multilateral Instrument 52-110-Audit Committees (MI 52-110) and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is comprised of Richard Hughes, Don Gentry and Rohan Hazelton, all of whom are independent directors under MI 52-110 and the audit committee rules of the American Stock Exchange. Rohan Hazelton is the Chairman of the Audit Committee. Rohan Hazelton satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-B of the rules of the Securities and Exchange Commission.

The Audit Committee meets with management and Gryphon Gold’s external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews Gryphon Gold’s significant financial risks, will be involved in the appointment of senior financial executives and will annually review Gryphon Gold’s insurance coverage and any off-balance sheet transactions.

The Audit Committee is mandated to monitor Gryphon Gold’s audit and the preparation of financial statements and to review and recommend to the board of directors all financial disclosure contained in Gryphon Gold’s public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the board of directors. The Audit Committee and board of directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by shareholders). The Audit Committee will also approve in advance any services to be provided by the external auditors which are not related to the audit.

During the fiscal year ended March 31, 2008, the Audit Committee met 4 times.  A copy of the Audit Committee charter can be found on the Company’s website at www.gryphongold.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors (the “Board”).  The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2008 financial statements, the Committee reviewed the 2008 audited financial statements, which appear in the 2008 Annual Report to Shareholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended March 31, 2008. The Committee and the Board have also recommended the selection of Ernst & Young as independent auditors for the Company for the fiscal year ending March 31, 2009.

Submitted by the Audit Committee Members

Richard Hughes

Don Gentry

Rohan Hazelton

Additional information relating to the Audit Committee is contained in the following sections of the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2008: “Item 9 – Directors and Executive Officers” and “Item 14 – Principal Accountant Fees and Services”.

Compensation Committee

The Compensation Committee is comprised of Richard Hughes, Donald Gentry, and Rohan Hazelton, all of whom are independent directors (under section 803A of the American Stock Exchange Company Guide). The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of Directors, executive officers and providing advice on compensation structures in the various jurisdictions in which Gryphon Gold operates. In addition, the Compensation Committee reviews both the overall salary objectives of Gryphon Gold and significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options, incentive and deferred compensation benefits.

During the fiscal year ended March 31, 2008, the Compensation Committee met 1 time.  A copy of the Compensation Committee charter can be found on the Company’s website at www.gryphongold.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Richard Hughes, and Don Gentry.  Mr. Hughes and Mr. Gentry are independent directors (under section 803A of the American Stock Exchange Company Guide). The Corporate Governance and Nominating Committee is responsible for developing Gryphon Gold’s approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of Gryphon Gold, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of Gryphon Gold’s internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board’s relationship with the management of Gryphon Gold, monitoring the quality and effectiveness of Gryphon Gold’s corporate governance system and ensuring the effectiveness and integrity of Gryphon Gold’s communication and reporting to shareholders and the public generally.

Shareholder nominees are subject to the same consideration as nominees selected by the Committee or the Board.  The Committee does not have a set policy for whether or how shareholders are to recommend nominees for consideration by the Board.  No shareholder or shareholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the Nominees included on the proxy card accompanying this proxy statement were nominated by the Nominating Committee and were recommended by the Company’s current board of directors.

During the fiscal year ended March 31, 2008, the Corporate Governance and Nominating Committee did not meet.  A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.gryphongold.com.

Project Development, Environmental & Sustainability Committee

The Project Development, Environmental & Sustainability Committee is comprised of Don Gentry, and Tony Ker. The committee is to review and provide technical and commercial guidance for major project development plans, ensure management has appropriate systems in place to plan, implement and track performance of project development. The Committee shall establish environmental policy, monitor compliance and audit our performance relative to policy. The Committee shall establish health and safety policies monitor compliance and audit our practices and actions. The Committee shall establish policy for involving communities of interest in the design and implementation of project development towards sustainable mining development.

Director Compensation

Name	Fees Earned or Paid in Cash ($)($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Donald Gentry	-	-	-	-	-	-	-
Rohan Hazelton	-	-	-	-	-	-	-
Richard Hughes	-	-	28,900(1)	-	-	-	28,900
Donald Ranta (retired Sept 6, 2007)	-	-	-	-	-	32,425(2)	32,425

(1)    100,000 Stock Options 50% vested on March 6, 2008; 50% vests on September 6, 2008.

(2)    Consulting Fees paid

Beginning April 1, 2008, each independent board member shall earn $1,500 per month. The amount shall cover attendance for all meetings, irrespective of the number of audit, compensation and board meetings. Such amount shall be paid at the end of each calendar quarter in arrears.

Beginning January 2007 and until April 1, 2008, independent board members who are not employed by us in any capacity other than as a director were compensated for their services as follows:

•    A grant of 25,000 Restricted Stock Units that vest at a rate of 6,250 units each calendar quarter during 2007 and 50,000 units that will vest July 10, 2008.

•    No cash compensation for attendance of any meeting.

•    Any expenses, travel, administrative, telephone or other costs associated with a Board member’s fulfilling his or her duties as a Board member will be reimbursed by Gryphon Gold.

Beginning January 2007, non-independent board members will be compensated for their services as follows:

•    A grant of 50,000 Restricted Stock Units that will vest July 10, 2008.

•    No cash compensation for attendance of any meeting.

•    Any expenses, travel, administrative, telephone or other costs associated with a Board member’s fulfilling his or her duties as a Board member will be reimbursed by Gryphon Gold.

Beginning in July 2005 and until January 2007, independent board members who were not employed by us in any capacity other than as a director were compensated for their services as follows:

•    For any Board or Committee meeting not requiring travel, such as a telephone conference call — a meeting fee of $250.

•    For any fully constituted meeting of the Board or a Committee requiring travel of over four hours in aggregate — a meeting fee of $1,000.

•    Any expenses, travel, administrative, telephone or other costs associated with a Board member’s fulfilling his or her duties as a Board member will be reimbursed by Gryphon Gold.

Director Compensation Agreements

Gryphon Gold is a party to an employment contract for Tony Ker. Pursuant to that agreement, Tony Ker is entitled to compensation for termination of his employment in certain circumstances, including termination without cause and change of control. The employment agreement provide for the payment of compensation that will be triggered by a termination of the executive officer’s employment by either Gryphon Gold or the executive officer following a change of control of Gryphon Gold, or by Gryphon Gold at any time, other than for “cause.” In such event, the officer will be entitled to receive an amount equal to one year’s annual salary plus bonus (equal to the amount of bonus in the prior year) earned in the year of change of control, and existing benefits for a period of 12 months. The agreement with Tony Ker includes limited non-competition and non-solicitation covenants for a period of 12 months following termination.

Except as described above, and the payment of directors’ fees, there are no service contracts of any director of Gryphon Gold and there is no arrangement or agreement made or proposed to be made between Gryphon Gold and any of its directors pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that director’s resignation, retirement or other termination of employment, or in the event of a change of control of Gryphon Gold or a change in the director’s responsibilities following such change in control.

OTHER GOVERNANCE MATTERS

Code of Conduct

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics summarizes the legal, ethical and regulatory standards that we must follow and will serve as a reminder to our directors, officers and employees, of the seriousness of that commitment. Compliance with this code and high standards of business conduct is mandatory for each of our employees.

The Code of Business Conduct and Ethics was filed with the SEC on February 10, 2006 as exhibit 14.1(2) to Form 10-QSB quarterly report for the quarter ending December 31, 2005.  Further information and a copy of the Code of Business Conduct and Ethics is available on our website at www.gryphongold.com.  Any future violations of the Code of Business Conduct and Ethics will be reported on our website at www.gryphongold.com.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Legal Proceedings

Neither we nor any of our properties, including the Borealis Property, are currently subject to any material legal proceedings or other regulatory proceedings to which any of our directors, officers, or affiliates, or any associate of any such director, officer, or affiliate, or securityholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries, and to our knowledge no such proceedings are contemplated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is our Director or executive officer or who beneficially holds more than 10% of any class of our securities which have been registered with the Securities and Exchange Commission, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required under the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing requirements applicable to our Directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during the year ended March 31, 2008.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to each of the individuals who served as our Chief Executive Officer and our other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended March 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Options Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation	Total

Tony Ker, President & CEO	2008	161,471	2,435		138,090				301,996(1)

Michael Longinotti, CFO	2008	162,702	56,584		97,370				316,656(2)

Albert Matter, retired Chairman and retired Director	2008	292,255(3)	36,965	81,235(4)	40,330			12,871(5)	463,656(6)

Jerry Baughman, VP Business Development	2008	74,154	700						74,854(7)

Steve Craig, VP Exploration	2008	135,000	2,500		30,100				167,600(8)

(1)    $163,906 of grand total was received as cash, remaining $138,090 was recorded as non-cash stock compensation expense.

(2)    $219,286 of grand total was received as cash, remaining $97,370 was recorded as non-cash stock compensation expense

(3)    April – Sept 2007 salary received as employee, Oct 2007 – Feb 2008 rec’dCdn$12,500/month per transition agreement; transition agreement to pay Cdn$12,500/mth for 18 months, which was paid in full (Cdn$162,500) on Feb 27, 2008.

(4)    Grant of 112,500 Restricted Stock Units (granted in transition agreement), vesting quarterly commencing April 1, 2009.

(5)    Consists of Cdn$6,000 for one time office lease allowance (transition agreement) and Cdn$7,212 holiday pay.

(6)     $342,091 of grand total was granted in cash, remaining $121,566 was recorded as non-cash stock compensation expense.

(7)    Salary for the period August 21, 2007 to March 31, 2008.

(8)    $137,500 of grand total received as cash, remaining $30,100 was recorded as non-cash stock compensation expense.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended March 31, 2008, the Company’s Compensation Committee was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid by the Company to each of our officers and the terms of those persons’ employment is determined solely by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers.  The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Our Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Executive Compensation Agreements

Gryphon Gold is a party to employment contracts for Tony Ker, Michael Longinotti, Steven Craig and Gerald Baughman.  Pursuant to those agreements they are entitled to compensation for termination of their employment in certain circumstances, including termination without cause and change of control. The employment agreements provide for the payment of compensation that will be triggered by a termination of the executive officer’s employment by either Gryphon Gold or the executive officer following a change of control of Gryphon Gold, or by Gryphon Gold at any time, other than for “cause.” In such event, Messr’s Ker, Longinotti, Baughman and Craig will be entitled to receive an amount equal to one year’s annual salary plus bonus (equal to the amount of bonus in the prior year) earned in the year of change of control, and existing benefits for a period of 12 months.  The agreements with Gerald Baughman and Tony Ker include limited non-competition and non-solicitation covenants for a period of 12 months following termination.

Effective September 30, 2007, we executed a Transition Agreement (TA) wherein Mr. Matter retired as an employee and Chairman but remained a member of the Board of Directors.  The TA superseded and replaced his previous employment agreement.  The terms of the TA required monthly payments of Cdn$12,500 for the period of October 1, 2007 to March 31, 2009, the granting of 112,500 Restricted Stock Units which vest 37,500 on April 1, 2009, July 1, 2009 and October 1, 2009 plus certain other benefits.  Mr. Matter gave up rights to 68,750 unvested Restricted Stock Units that were part of earlier grants.  Mr. Matter continued to receive compensation as an independent director.

On March 20, 2008, Mr. Matter entered into a Financial and Advisory Services Agreement (FASA) with the Company under which he receives a monthly retainer of Cdn$7,500 and was granted 250,000 stock options, 100,000 of which vested and 150,000 will vest upon completion of a qualifying merger transaction.  The FASA provides for a success fee for certain defined merger transactions of 0.50% of the first $35 million of transaction value and 1.00% of any additional transaction value.  Mr. Matter is also entitled to a bonus of 0.75% of a debt or equity financing.

On February 27, 2008, Mr. Matter was paid all cash amounts owing under the TA.  On April 8, 2008 Mr. Matter resigned from the Board of Directors.

Except as described above, and the payment of directors’ fees, there are no service contracts of any officer of Gryphon Gold and there is no arrangement or agreement made or proposed to be made between Gryphon Gold and any of its named executive officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of Gryphon Gold or a change in the named executive officer’s responsibilities following such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock options granted to our named executive officers as of the fiscal year ended March 31, 2008.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Securities Unearned Shares, Units or Other Rights That have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)

Tony Ker(1)	325,000	--		0.75	29-Mar-10
President and	200,000			Cdn$1.37	4-Apr-12	50,000	20,458
Chief Executive	100,000	--		Cdn$0.80	25-Feb-12
Officer	97,500	292,500		Cdn$0.90	21-Sept-12

Michael Longinotti(2)	250,000	--		Cdn$1.37	18-Apr-12
Chief Financial	100,000	--		Cdn$0.80	25-Feb-12
Officer	68,750	206,250		Cdn$0.90	21-Sept-12

Albert Matter(3)	350,000	--		0.75	29-Mar-10
Former Director	200,000	--		Cdn$1.37	4-Apr-12	41,670	17,050
	100,000	--		Cdn$0.80	25-Feb-12
	100,000	150,000		Cdn$0.49	24-Mar-13	112,500	46,030

Steve Craig(4)	90,000	--		Cdn$1.15	5-Jan-11
VP Exploration	60,000	--		Cdn$1.37	13-Mar-11
	50,000	--		Cdn$1.37	4-Apr-12
	50,000	--		Cdn$0.80	25-Feb-12
	21,250	63,750		Cdn$0.90	21-Sept-12

(1)    292,500 options vest 25% semi-annually commencing September 21, 2008.  Units of stock: 50,000 vest 100% July 10, 2008.

(2)    206,250 options vest 25% semi-annually commencing September 21, 2008.

(3)    150,000 options vest upon completion of certain transactions outlined in consulting agreement.  Units of stock: 41,670 vest April 8, 2008: 112,500 vest in three groups of 37,500 starting on April 1, 2009, July 1, 2009 and October 1, 2009.

(4)    63,750 options vest 25% semi-annually commencing September 21, 2008.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

EQUITY COMPENSATION PLANS

We have two equity compensation plans: the 2005 Stock Option Plan and the 2006 Omnibus Incentive Plan.  Each plan has been approved by our shareholders.

Securities Authorized for Issuance

On March 29, 2005, our board of directors adopted a stock option plan which was approved by our shareholders on May 13, 2005.  As of March 31, 2007 we had granted 3,000,000 stock options, of which 565,000 were forfeited and 107,500 were exercised, pursuant to the terms of our 2005 stock option plan with expiry dates to 2011.   We may only issue up to 3,000,000 shares of common stock under the terms of the 2005 stock option plan.

On April 4, 2006 (amended July 24, 2006), the Board of Directors approved the 2006 Omnibus Incentive Plan, which increased the number of reserved shares of common stock for issuance to employees, officers, directors, consultants and advisors, from 3,000,000 to 7,000,000 shares.  The 2006 Omnibus Incentive Plan was ratified by the shareholders at the company's annual general meeting on September 12, 2006, along with all options previously granted thereunder, pending such ratification.

On September 6, 2007, at the annual general meeting of the shareholders, the shareholders approved an increase in the number of shares of common stock issuable pursuant to the grant of stock options under the Omnibus Incentive Plan. After the shareholder approved increase, the 2006 Omnibus Incentive Plan authorizes the Company to grant 4,500,000 options and 1,000,000 restricted stock units. As of June 11, 2008 we had granted 4,722,000 stock options, of which 650,000 were forfeited, pursuant to the terms of our omnibus incentive plan as described below with expiry dates to 2013; 851,170 restricted stock units had been granted as of June 11, 2008, of which 142,750 have been forfeited and the equivalent of 22,500 were issued in cash pursuant to the terms of our omnibus incentive plan.

We have no equity compensation plans in place that have not been approved by our shareholders.   The table below shows securities issued under our equity compensation plans as of July 17, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,564,500	$0.78	1,624,580(2)
Equity compensation plans not approved by security holders	--	--	--
TOTAL	4,564,500	--	1,624,580

(1)    Consists of 1,285,000 outstanding options granted from the Stock Option Plan, 3,167,000 outstanding options granted from the Omnibus Incentive Plan, and 112,500 restricted stock units granted under the Omnibus Incentive Plan.

(2)    Consists of 1,333,000 options and 291,580 restricted stock units remaining under the Omnibus Incentive Plan.

*    Based on the June 30, 3008 exchange rate of Cdn$0.9807 equals US$1

The 2005 Stock Option Plan and the 2006 Omnibus Incentive Plan are described in further detail below.

2005 Stock Option Plan

Our 2005 Stock Option Plan provides that the total number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan shall not exceed 3,000,000 shares of common stock.

The 2005 Stock Option Plan is administered by the Compensation Committee, and has full and final authority with respect to the granting of options there under. Options may be granted under the 2005 Stock Option Plan to such directors, officers, employees or consultants of Gryphon Gold and its subsidiaries as the Compensation Committee may from time to time designate (referred to as a “participant”). Each option will generally entitle a participant to purchase one share of common stock during the term of the option upon payment of the exercise price. The exercise price of any options granted under the 2005 Stock Option Plan shall be determined by the Compensation Committee and may not be less than the market price of our common stock on the date of grant of the options (calculated in accordance with the rules of the Toronto Stock Exchange as the volume weighted average trading price for the five trading days preceding the date of grant). Gryphon Gold may provide financial assistance to eligible persons to purchase shares of common stock under the 2005 Stock Option Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Corporation or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

The term of any options granted shall be determined by the Compensation Committee at the time of the grant but the term of any options granted under the 2005 Stock Option Plan shall not exceed ten years. If desired by the Compensation Committee, options granted under the 2005 Stock Option Plan may be subject to vesting provisions. Options granted under the 2005 Stock Option Plan are not transferable or assignable other than by will or otherwise by operation of law. In the event of death or disability of an option holder, options granted under the 2005 Stock Option Plan expire one year from the death or disability of the option holder.

Certain restrictions contained in the 2005 Stock Option Plan include:

•  the number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for service) to any one person may not exceed 5% of all the common shares issued and outstanding on a non-diluted basis from time to time; and

•  the number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for services) to insiders (as defined in the rules of the Toronto Stock Exchange to include generally directors, senior officers of Gryphon Gold or its subsidiaries or shareholders who own more than 10% of our common stock) during any twelve month period may not exceed 10% of the common stock issued and outstanding on a non-diluted basis from time to time (unless approval of disinterested shareholders has been obtained in accordance with the rules of the Toronto Stock Exchange).

•  the number of shares of common stock which may be reserved for issuance in respect of options granted to insiders pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for service) may not exceed 10% of the common stock issued and outstanding on a non-diluted basis from time to time unless approval of disinterested shareholders has been obtained in accordance with the rules of the Toronto Stock Exchange).

Gryphon Gold’s board of directors may at any time terminate or amend the 2005 Stock Option Plan in any respect, provided however, that the board may not, without the approval of the shareholders, amend the 2005 Stock Option Plan or any option granted thereunder in any manner that requires shareholder approval under applicable law or the rules and policies of any stock exchange or quotation system upon which the common shares are listed or quoted.

2006 Omnibus Incentive Plan

The Omnibus Plan authorizes 4,500,000 shares of common stock and 1,000,000 shares of restricted stock for issuance to officers, directors, employees and consultants.   For a description of the Omnibus Plan see below.

Summary of Outstanding Options and Awards

The following table sets out the total number of shares of common stock reserved for issuance under the 2005 Stock Option Plan and the Omnibus Incentive Plan in respect of outstanding options and awards and in respect of options and awards available for issuance as of July 17, 2008.

	Number of Shares	% of Outstanding Shares(1)
Options outstanding under the 2005 Stock Option Plan	1,285,000	2.07%
Options outstanding under the Omnibus Incentive Plan	3,167,000	5.11%
Awards outstanding under the Omnibus Incentive Plan	112,500	**
Options available for issuance under the Omnibus Incentive Plan(2)	1,333,000	2.15%
Awards available for issuance under the Omnibus Incentive Plan	291,580(4)	**

**- denotes percentage less than 1%

(1) Calculated based on 61,977,065 shares outstanding as of July 17, 2008.

(2) No further options will be granted under the 2005 Stock Option Plan.

(3) An aggregate of 573,420 shares have been issued upon exercise of Awards previously granted under the Omnibus Incentive Plan.

Omnibus Incentive Plan

The following is a summary of important Omnibus Plan provisions.  It is not a comprehensive discussion of all of the terms and conditions of the Omnibus Plan.  The information provided below may be modified or altered by some provisions in the Omnibus Plan.  A copy of the Omnibus Incentive Plan is available under the Company’s profile at www.sedar.com or www.sec.gov, as an attachment to last year’s Proxy Statement dated August 18, 2006.

Purpose

The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Persons Eligible

Any employee, officer, director, consultant, independent contractor, or director of or providing services to the Company or any parent, affiliate, or subsidiary of the Company is eligible to designated a participant in the Omnibus Plan. However, stock option grants may only be granted to full- or part-time employees, officers, or directors of the Company or one of its subsidiaries.

Administration
The Omnibus Plan is administered by the Company’s Compensation Committee, or such other committee as the Board may assign administrative responsibility in the best interests of the Company. The administering committee (the “Committee”) has the power to: (i) designate Omnibus Plan participants; (ii) determine the type or types of awards to be granted to participants under the Omnibus Plan; (iii) determine the number of shares to be covered by each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of any option or waive any restrictions relating to any award; (vi) determine whether and to what extent, and under what circumstances, awards may be exercised in cash, shares of the Company, promissory notes (which don’t conflict with the provisions of the Sarbanes-Oxley Act), other securities, or other property, or may be canceled, forfeited, or suspended; (vii) interpret and administer the Omnibus Plan and any awards or award agreements thereunder; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate to administer the Omnibus Plan; (ix) made any determination with respect to the termination of options and awards upon termination or cessation of employment of a Participant, upon a director ceasing to serve on the board of directors of the Company or upon any person ceasing to provide services to the Company; (x) make any other determination or take any other action that the Committee deems necessary or desirable to the administration of the Omnibus Plan.

Shares Available under the Omnibus Plan

The aggregate number of shares available to be issued under the Omnibus Plan will be 5,500,000 shares of common stock (subject to approval of Option Share Increase) , which represents 11.6% of the issued and outstanding shares. Of the aggregate total, the number of shares available for granting incentive stock options will be 4,500,000 and the number of shares available for restricted stock grants and restricted stock units is 1,000,000—both subject to adjustment under the Omnibus Plan’s anti-dilution provisions. The number of shares available for issuance in respect of awards (other than incentive stock options, restricted stock and restricted stock units), may not exceed the difference between 5,500,000 and the aggregate number of shares reserved for issuance in respect of incentive stock options, restricted stock and restricted stock units, less the number of shares issued upon exercise of such incentive stock options, restricted stock and restricted stock units.

Limitations on Awards to Insiders

Awards in any form to Company insiders (generally, directors, officers, and 10% shareholders) are limited under the Omnibus Plan. No award shall be granted under the Omnibus Plan which may result in the aggregate number of common shares of the Company issued to insiders as a group pursuant to the terms of awards previously granted within any one-year period, and issuable to insiders, at any time under the Omnibus Plan and any other security based compensation arrangement of the Company exceeding 10% of the common shares of the Company issued and outstanding at the relevant time. In addition, no award may be granted under the Omnibus Plan which may result in the aggregate number of common shares issuable to any insider at any time under the Omnibus Plan or any other security based compensation plan arrangement of the Company exceeding 5% of the common shares of the Company issued and outstanding at the relevant time.

Options

The exercise price of options granted under the Omnibus Plan is determined by the Committee provided that the exercise price may not be less than 100% of the fair market value of a share on the date of the grant.

The term of each option shall be fixed by the Committee at the time of the grant, but may not exceed 10 years. The Committee also determines the vesting schedule of options and the method in which payment of the exercise price may be made.

The aggregate fair market value of incentive stock options granted under the Omnibus Plan which become exercisable by any participant during any calendar year may not exceed $100,000 in aggregate fair market value. Incentive stock options granted under the Omnibus Plan terminate no later than 10 years after the date of grant, except incentive stock options granted to 10% shareholders terminate 5 years after the date of grant. Incentive stock options must have an exercise price of at least 100% of the fair market value, but incentive stock options granted to 10% shareholders will have an exercise price of at least 110% of the fair market value.

“Fair market value” is defined under the Omnibus Plan to mean fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair market value of a share as of a given date shall be, if the shares are then listed on the Toronto Stock Exchange, the volume weighted average trading price of one share as reported on the Toronto Stock Exchange for the five trading days immediately preceding such date.

Stock Appreciation Rights

The Committee is authorized to grant Stock Appreciation Rights to eligible persons subject to the terms of the Omnibus Plan. Each Stock Appreciation Right granted under the Omnibus Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the fair market value of one share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the fair market value of one share on the date of grant of the Stock Appreciation Right.

Options may not be converted into Stock Appreciation Rights, except at the discretion of the Committee which has the power to substitute any award granted under the Omnibus for any other award available under the Omnibus Plan, subject to and pursuant to the terms of the Omnibus Plan.

Restricted Stock

The Committee is authorized to grant Restricted Stock to eligible persons under the Omnibus Plan. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

Restricted Stock Units

The Committee is authorized to grant Restricted Stock Units to eligible persons under the Omnibus Plan. A Restricted Stock Unit award will be subject to a Restricted Stock Unit Award Agreement containing such terms and conditions, not inconsistent with the provisions of the Omnibus Plan, as the Committee determines.

Performance Awards

The Committee is authorized to grant Performance Awards to eligible persons subject to the terms of the Omnibus Plan. A Performance Award granted under the Omnibus Plan (i) may be denominated or payable in cash, shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Omnibus Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

Other Stock Grants

The Committee is authorized, subject to the terms of the Omnibus Plan, to grant to eligible persons shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Omnibus Plan.

Forms of Payment under Awards

Subject to the terms of the Omnibus Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments. Gryphon Gold may provide financial assistance to eligible persons to purchase shares of common stock under the Incentive Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Corporation or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

Limits on Transfer of Awards

No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company is not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 or successor to such Instructions or such Form) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee, and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee (for awards other than an Incentive Stock Option), each Award or right under any such Award is exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee (for Awards other than an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof is void and unenforceable against the Company or any Affiliate.

Term of Awards

Subject to the terms of Omnibus Plan, the term of each Award shall be for such period as may be determined by the Committee. Whether Options, Restricted Stock Units (“RSUs”) or other Awards terminate on termination of employment is determined by the Committee in the context of each grant. The Committee may adopt policies from time to time in respect of termination provisions on termination of employment. Generally, Options and RSUs terminate upon termination of employment as follows:

(A)	Upon retirement, the Options and RSU’s which have vested at the date of retirement will continue to be exercisable until the original expiry date.

(B)

Upon termination of employment or service for any reason that does not involve cause or a breach of a contractual commitment owing to the Company, the Options and RSU’s which vested on the date of such termination will continue to be exercisable for a period of 30 days from the termination date, unless extended by the Committee, and lapse immediately thereafter.

(C)	Upon termination of employment or service by the Company for cause or a breach of a contractual commitment owing to the Company, the Options and RSU’s lapse immediately upon termination.

(D)

Upon death or disability, the Options and RSU’s may, depending on the individual grant, either become fully exercisable (also referred to as fully vested) at the time of death or disability and continue to be exercisable for a period of 12 months (or longer, but in no event beyond the original expiry date) following death or disability, or only the Options and RSU’s which were exercisable (also referred to as vested) within a period of up to 90 days following death or disability continue to be exercisable for a period of 12 months following death or disability (or longer, but in no event beyond the required expiry date).

Additional Conditions in Connection with Awards Granted to Participants Employed in Canada

Notwithstanding any other provision of the Omnibus Plan, the following additional terms, conditions and restrictions apply to Awards granted to Participants employed in Canada:

        Options

(A)    Payment by the Participant of the exercise price with respect to an Option may not be made in Shares.

(B)    Upon the exercise of an Option the sole form in which payment to the Participant may be made by the Company shall be in Shares, unless the Company offers the Participant the right to elect to receive cash or other consideration in lieu of Shares and the Participant, in its sole discretion, so elects.

(C)    The Committee may not cancel an Option and pay to the Participant cash in the amount of the excess of the fair market value of the Shares over the excise price unless the Participant, in its sole discretion, agrees to receive cash in lieu of Shares.

(D)    Tax withholding obligations may not be satisfied by the Participant electing to have the Company withhold Shares otherwise to be delivered upon exercise of an Option or by the Participant delivering Shares to the Company.

(E)    No undertakings shall be given by the Company, any person or partnership non-arm’s length with the Company or any partnership or trust of which the Company or a non-arm’s length person is a member or beneficiary, and no agreement shall be entered into by any such person with the Participant, with respect to any Shares held by the Participant, including any agreement or undertaking relating to the redemption, acquisition or cancellation of the Shares or the reduction of the Company’s paid-up capital.

Restricted Stock Unit Awards

Restricted Stock Unit Awards shall be settled in Shares, unless the Company offers the Participant the right to receive cash in lieu of Shares and the Participant, in its sole discretion, so elects.

Restricted Stock

Participants employed in Canada are not eligible to receive a grant of Restricted Stock pursuant to Section 6(c) of the Omnibus Plan.

Other Awards

With respect to any other Award granted to a Participant employed in Canada, the Committee shall have the right, but not the obligation, to take account of Canadian income tax considerations in determining the terms and conditions of the Award or any other amendment thereto.

Amendment of the Omnibus Plan

Subject to some matters which require shareholder approval (as discussed below), the Board may amend, without shareholder approval, the Omnibus Plan at any time, including amending any of the provisions of the Omnibus Plan relating to:

(A)	The persons who are eligible for the grant of awards;

(B)	The authority of the Committee and the Board in respect of the grant of Awards;

(C)	The extension of the term of any award, provided the term of any Option shall not be more than ten years from the date of grant;

(D)	The procedure for the tendering of a notice of exercise of awards and the exercise of awards;

(E)	The adjustment in shares in the event that the authorized capital of the Company as presently constituted is consolidated into a lesser number of Shares or subdivided into a greater number of Shares;

(F)	The interpretation by the Board of any questions of interpretation of the Omnibus Plan;

(G)	The determination of the exercise price of the options;

(H)

The text of any part of the Plan to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent the Committee shall deem desirable to carry its Plan into effect; and

(I)	Any other matter which does not expressly require the approval of shareholders of the Company as provided below.

Subject to regulatory approval and the limitations below, the Board may amend, without shareholder approval, the terms of any outstanding Award provided that the terms of such amendment are made in accordance with the Omnibus Plan;

Subject to regulatory approval, the Board may amend any of the provisions of the Omnibus Plan relating to the following, provided the Board obtains the approval of the shareholders of the Company in respect thereof:

(A)	The limitations on grants of Options to Insiders, and the number of Shares that may be reserved for issuance to Insiders;

(B)	The maximum number of shares reserved for issuance upon exercise of awards granted under the Omnibus Plan; or

(C)	The reduction in the exercise price or an extension of its term beyond the original expiry date, of any Award held by an insider.

None of the amendments listed above may, without the consent of any holder of awards under the Omnibus Plan, be made if such amendment will have the effect of impairing, derogating from or otherwise adversely affecting such holder’s rights under the Omnibus Plan, unless additional similar rights comparable thereto, or other compensation of equal or greater value, is given to such holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of July 17, 2008 regarding the ownership of our common stock by:

•    each person who is known by us to own more than 5% of our shares of common stock; and

•    each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 61,977,065 shares of common stock outstanding as of July 17, 2008.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following July 17, 2008 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

As of March 31, 2008
Name and Address of Beneficial Owner(1)	Shares	Percent

Standard Bank plc	3,426,336	5.55%
25 Dowgate Hill, Cannon Bridge House London, United Kingdom EC4R 2SB

Jerry & Fabiola Baughman	6,384,374(2)	9.99%(2)
197 North Argyle Court
Reno, Nevada 89511

Geologic Resource Fund	4,322,158(3)	6.59%(3)

Top Gold AG M V K	10,100,000(4)	15.29%(4)
Landstrasse 14
9496 Balzers
Principality of Liechtenstein

(1)    Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2)    6,384,374 common shares beneficially owned by the Baughmans, as joint tenants with rights of survivorship, is comprised of 4,500,000 shares of common stock of the Issuer and 1,884,374 shares of common stock of Gryphon Gold that are issuable upon conversion of a $5,000,000, convertible note, subject to a cap on conversion at 9.99% of the issued and outstanding.

(3)    Geologic Resource Fund LP of 535 Boylston Street, Boston MA and Geologic Resource Fund LTD of Harbour Centre, Noah Church Street, George Town, Grand Cayman currently hold 472,158 shares and 3,850,000 shares upon exercise of warrants.  George Ireland (Chief Investment Officer for both funds) holds sole voting power.

(4)    Includes 4,300,000 shares acquirable upon exercise of warrants.  The Investment Advisor with ultimate voting and dispositive power is Luxor Asset Management Trust reg., Balzers, which is represented by Mr. Martin Frick, Balzers.

Security Ownership of Management

As of March 31, 2008
Name and Address of Beneficial Owner(1)	Shares	Percent

Albert Matter	2,608,170(2)	4.17%(2)
Former Executive Chairman, Director Suite 810, 1130 West Pender Street Vancouver, BC V6E 4A4

Anthony Ker	1,757,500(3)	2.81%(3)
Director, President, Chief Executive Officer Suite 810, 1130 West Pender Street Vancouver, BC V6E 4A4

Michael Longinotti	601,750(4)	0.97%(4)
Chief Financial Officer Suite 810, 1130 West Pender Street Vancouver, BC V6E 4A4

Steve Craig	296,250(5)	0.48%(5)
VP Exploration Suite 810, 1130 West Pender Street Vancouver, BC V6E 4A4

All directors and executive officers as a group (7 persons)	11,657,240(6)	18.00%(6)

(1)    Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)    Includes vested options exercisable to acquire 750,000 shares of common stock and 154,170 restricted stock units

(3)    Includes vested options exercisable to acquire 722,500 shares of common stock and 50,000 restricted stock units.

(4)    Includes vested options exercisable to acquire 418,750 shares of common stock.

(5)    Includes vested options exercisable to acquire 271,250 shares of common stock.

(6)    Includes vested options exercisable to acquire 2,653,750 shares of common stock, 20,000 share upon the exercise of warrants and 354,170 restricted stock units.

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of July 7, 2008, we had approximately 2,100 shareholders of record of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, from April 23, 2003 (date of inception) to the date of this report, or in any proposed transactions, in which such person had or is to have a direct or indirect material interest.

Purchases Of Securities

During and subsequent to the fiscal year ending March 31, 2008, officers, directors and 10% shareholders of Gryphon Gold purchased securities of Gryphon Gold on the following terms:

Officer, Director, 10% Shareholder	Type of Security	Price of Security	Date of Purchase
Rohan Hazelton	20,000 units (1)	Cdn$0.80	December 14, 2007
Geological Resource Fund	350,000 units (2)	Cdn$0.80	August 3, 2007
Top Gold AG M VK	1,700,000 units (3)	Cdn$0.80	August 3, 2007
Top Gold AG M V K	2,600,000 units (4)	Cdn$0.80	November 22, 2007

(1) Each unit consisted of one share of common stock and one of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at Cdn$1.00 until first anniversary date (Dec 14, 2008) and exercisable at Cdn$1.25 from Dec 14, 2008 to Dec 14, 2009.

(2) Each unit consisted of one share of common stock and one of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at Cdn$1.00 until first anniversary date (Aug 3, 2008) and exercisable at Cdn$1.25 from Aug 3, 2008 to Aug 3, 2009.

(3) Each unit consisted of one share of common stock and one of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at Cdn$1.00 until first anniversary date (Aug 3, 2008) and exercisable at Cdn$1.25 from Aug 3, 2008 to Aug 3, 2009.

(4) Each unit consisted of one share of common stock and one of one share purchase warrant, each whole warrant exercisable to acquire one share of common stock at Cdn$1.00 until first anniversary date (Nov 22, 2008) and exercisable at Cdn$1.25 from Nov 22, 2008 to Nov 22, 2009.

Other than compensatory arrangements described under “Executive Compensation” and the transactions described above, we have had no other transactions, directly or indirectly, during the past fiscal year with our directors, senior officers or principal shareholders, or any of their associates or affiliates in which they had or have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF
THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected Ernst and Young LLP to be its Independent Registered Public Accounting Firm for the current fiscal year ending March 31, 2009.

This proposal seeks shareholder ratification of the appointment of Ernst & Young LLP.

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst and Young LLP was the Independent Registered Public Accounting Firm for the Company in the fiscal years ended March 31, 2008, 2007 and 2006.

Our financial statements have been audited by Ernst & Young LLP, independent registered public accounting firm, for the years ended March 31, 2005 and 2004 and for the period from April 24, 2003 (inception) to March 31, 2004.

Effective on or about June 20, 2005, we terminated the services of our former independent auditor, DeVisser Gray, Chartered Accountants of Vancouver, British Columbia.

No adverse opinion or disclaimer of opinion was issued during the past two years by our former accountant, and no opinion of our former accountant was qualified or modified as to uncertainty, audit scope or accounting principles.

The change in auditors was recommended by our Board of Directors.

During the two most recent fiscal years and the interim period preceding such dismissal, we are not aware of any disagreements with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of our former accountant, would have caused it to make references to the subject matter of the disagreement(s) in connection with its report.

We are not aware of any events (reportable under Item 304 (a)(1)(B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the dismissal of our former accountant.

During the two most recent fiscal years and the interim period preceding the appointment of Ernst & Young, we have not consulted Ernst & Young regarding either:

1) The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that we considered an important factor in reaching a decision as to the accounting or financial reporting issue; or

2) Any matter that was either the subject of a disagreement or event (reportable under Regulation S-B, Item 304(a)(1)(iv)(B)).

The Company does not expect that a representative from Ernst & Young will be at the Annual Meeting.  If a representative of Ernst & Young does attend the meeting, they will be given an opportunity to make a statement, should they choose to do so.  The Company does not know if the representative, if one does attend the Annual Meeting, would make himself or herself available for questions at the Annual Meeting.

Audit Fees

The aggregate fees billed by the Company's auditors for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for fiscal 2008 and 2007 and reviews of the consolidated financial statements included in the Company's Forms 10-KSB and 10-QSB for fiscal 2008 and 2007 were $107,500 and $85,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Company's auditors for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements including costs related to the acquisition of Nevada Eagle Resources LLC and are not reported under "Audit Fees" above for fiscal 2008 and 2007 were $150,746 and $11,610, respectively.

Tax Fees

The aggregate fees billed by the Company's auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2008 and 2007 were $9,500 and $17,585, respectively.

All Other Fees

The aggregate fees billed by the Company's auditors for all other non-audit services rendered to the Company, such as attending meetings and other miscellaneous financial consulting, for fiscal 2008 and 2007 were $3,965 and $Nil, respectively.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the meeting.

By Order of the Board of Directors,

/s/ Michael K Longinotti

Michael K Longinotti
Secretary

Vancouver, BC

July 17, 2008

Please sign and return the enclosed form of proxy promptly.  If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

ANNUAL MEETING OF STOCKHOLDERS OF

GRYPHON GOLD CORPORATION

September 4, 2008

PROXY  SOLICITED BY BOARD OF DIRECTORS

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible	COMPANY NUMBER
FACSIMILE - Sign, date and fax your proxy card to Corporate Secretary at (604) 608-3262	ACCOUNT NUMBER
INTERNET – Follow the provided instructions to submit your proxy over the internet	CUSIP NUMBER

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

The Board of Directors Recommends	The Board of Directors Recommends
a Vote "FOR ALL NOMINEES" in Item 1.	a Vote "FOR" Item 2
Item 1. ELECTION OF DIRECTORS.		Item 2
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES*	NOMINEES ○ Donald W. Gentry ○ Gerald W. Baughman ○ John L. Key ○ Rohan Hazelton Vote FOR an individual nominee by filling in the appropriate circle above.	Item 2. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR AGAINST ABSTAIN ☐ ☐ ☐

INSTRUCTION:  By marking “Withhold Authority for All Nominees” your shares will not be voted FOR or AGAINST any Nominee.  However, your shares will still be counted for the purposes of establishing quorum at the annual meeting.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), strike through the name of the individual nominee(s).

______________________________________________
To change the address on your account, please check this box ☐ and indicate your new address in the space below.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

______________________________________________

______________________________________________

______________________________________________

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will have the same effect as a vote AGAINST Item 2 and your shares will still be counted for the purposes of establishing a quorum at the annual meeting.

If votes are not specified on a returned proxy, a vote FOR ALL NOMINEES in Item 1 and FOR Item 2 will be voted at the annual meeting.

Cumulative voting rights are not authorized for the election of directors.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING: ☐

PLEASE SIGN YOUR PROXY ON THE REVERSE SIDE

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OUR RECORDS STATE THAT YOUR NAME AND SHAREHOLDINGS ARE AS FOLLOWS:

[PASTE LABEL HERE]

PLEASE SIGN YOUR PROXY BELOW (JOINT HOLDERS MUST BOTH SIGN):

Signature of Stockholder:	Date:____________________________

Print Name:

Title:

Signature of Stockholder:	Date:____________________________

Print Name:

Title:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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